ARTICLES OF INCORPORATION

OF

AMRITE BUILDERS, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of corporation tinder and pursuant to the provisions 78 of the Nevada Revised Statutes, and we do hereby certify that:

ARTICLE ONE

The name of this corporation is:

AMRITE BUILDERS, INC.

ARTICLE TWO

The principal office for the transaction of the business of the corporation shall be located at 350 East Desert Inn Road, Las Vegas, Nevada 89109.

ARTICLE THREE

The purpose for which the corporation is organized is to engage in a general construction business and to engage in any other lawful activity in the State of Nevada.

ARTICLE FOUR

The total authorized capital stock of the corporation shall consist of Twenty-Five Hundred (2500) shares without par value.

ARTICLE FIVE

The capital stock of the corporation, after the amount of the subscription price has been paid shall not be subject to assessment to pay the debts of the corporation.

ARTICLE SIX

The members of the governing board of the corporation shall be styled Directors, and the number thereof at the inception of this corporation shall be three (3) or more. The Directors need not be shareholders of the corporation nor residents of the State of Nevada, but shall be of full age, and at least one, shall be a citizen of the United States. The number of Directors may from time to time be increased or decreased insuch manner as shall be provided by the by-laws of the corporation- The names and post office addresses of the initial Board of Directors, who shall hold office until their successors are duly elected and qualified, are as follows:
NAME	POST OFFICE ADDRESS
HANS U. BOTHMANN	350 E. Desert Inn Road
Las Vegas, Nevada 89109
MARIA T. BOTHMANN	350 E. Desert Inn
Las Vegas, Nevada 89109
CHARLES W. SIMPSON	2745 St. George
N. Las Vegas, Nevada 89030

ARTICLE SEVEN

This corporation shall have perpetual existence

ARTICLE EIGHT

The names and addresses of the Incorporators signing these Articles of Incorporation are as follows:
NAME	POST OFFICE ADDRESS
HANS U. BOTHMANN	350 E. Desert Inn Road
Las Vegas, Nevada 89109
MARIA T. BOTHMANN	350 E. Desert Inn
Las Vegas, Nevada 89109
CHARLES W. SIMPSON	2745 St. George
N. Las Vegas, Nevada 89030

IN WITNESS WHEREOF, the undersigned Incorporators have executed these Articles of Incorporation on this 29th day of May, 1986.

/s/Hans U. Bothmann

/s/Maria T. Bothmann

/s/Charles W. Simpson
STATE OF NEVADA COUNTY OF CLARK	)
) SS:
)

I, the undersigned, a Notary Public commissioned to take acknowledgments and administer oaths in the State of Nevada, do hereby certify that on this day personally appeared before me, HANS U. BOTHMANN, MARIA T. BOTHMANN and CHARLES W. SIMPSON, who, being by me first duly sworn, declared that they are the Incorporators referred to in Article VIII of the foregoing Articles of Incorporation, and that they signed these Articles as Incorporators of the corporation and that the statements contained therein are true.

WITNESS my hand and Notorial Seal this 29th day of May, 1986

/s/Mary J. Neill